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                                                                   EXHIBIT 11

                             STERLING WEST BANCORP
              COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK
                        FOR THE YEARS ENDED DECEMBER 31,


                                                            1995           1994            1993
                                                        -----------     -----------     ----------
Weighted-average shares outstanding
  (used in the computation of primary
  earnings per share . . . . . . . . . . . . . . .        1,710,214       1,710,214     $1,690,260

Assumed exercise of options at
  average market price . . . . . . . . . . . . . .              --              --             --
                                                        -----------     -----------     ----------
Weighted-average shares outstanding
  and common stock equivalents
  (used in the computation of primary
  earnings per share . . . . . . . . . . . . . . .        1,710,214       1,710,214     $1,690,260

Additional shares issuable upon the
  assumed exercise of options at
  period-end market price  . . . . . . . . . . . .              --              --             --

Additional shares issuable upon the
  assumed conversion of convertible
  notes at period-end market price . . . . . . . .                0          20,453         20,453
                                                        -----------     -----------     ----------
Total shares outstanding assuming
  full dilution  . . . . . . . . . . . . . . . . .        1,710,214       1,730,667     $1,710,713
                                                        ===========     ===========     ==========

Net income (loss)  . . . . . . . . . . . . . . . .      $(3,439,000)    $(2,875,000)    $ (366,000)

Interest, net of tax, on variable interest
  rate convertible notes assumed
  to be converted to common stock  . . . . . . . .                0           8,000          8,000
                                                        -----------     -----------     ----------

Earnings applicable to common stock
  used in the computation of fully
  diluted earnings per share . . . . . . . . . . .      $(3,439,000)    $(2,867,000)    $ (358,000)
                                                        ===========     ===========     ==========

Primary earnings per share . . . . . . . . . . . .      $     (2.01)    $     (1.68)    $    (0.22)
                                                        ===========     ===========     ==========

Fully diluted earnings per share . . . . . . . . .      $     (2.01)    $     (1.66)    $    (0.21)
                                                        ===========     ===========     ==========


                                  Exhibit 11